UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 12, 2012
____________________
HEARTLAND PAYMENT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32594	22-3755714
(State or other jurisdiction	(Commission File No)	(I.R.S. Employer
of incorporation or organization)	File No)	Identification Number)

90 Nassau Street, Princeton, New Jersey 08542
(Address of principal executive offices) (Zip Code)
(609) 683-3831
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Revolving Credit Commitment Increase Agreement
On December 12, 2012, Heartland Payment Systems, Inc. (the “Company”) entered into a Revolving Credit Commitment Increase Agreement (the “Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, swingline lender and issuing bank (“JPMorgan”), and the existing lenders listed on the signature page thereto (collectively, the “Consenting Lenders”). Under the terms of the Agreement, Consenting Lenders agreed to increase by an aggregate of $90,000,000 the amount of their revolving credit commitment under the Second Amended and Restated Credit Agreement dated November 24, 2010, as amended (the “Credit Agreement”), among the Company, JPMorgan and the lenders thereto.
The description of the Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Item 2.03     Creation of a Direct Financial Obligation.
The disclosure set forth in Item 1.01 is incorporated by reference into this Item 2.03.
Item 9.01     Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1
Revolving Credit Commitment Increase Agreement, dated December 12, 2012, by and among Heartland Payment Systems, Inc., JPMorgan Chase Bank, N.A., as administrative agent, swingline lender and issuing bank, and the existing lenders listed on the signature page thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2012

Heartland Payment Systems, Inc.
(Registrant)

By:	/s/ Robert H.B. Baldwin, Jr.
Robert H.B. Baldwin, Jr.
Vice Chairman